UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2013

PALOMAR MEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11177	04-3128178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Network Drive Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 17, 2013, Palomar Medical Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cynosure, Inc., a Delaware corporation (the “Buyer”), and Commander Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the “Merger Subsidiary”). Pursuant to the Merger Agreement, the Company will merge with and into the Merger Subsidiary, with the Merger Subsidiary surviving as a wholly-owned subsidiary of the Buyer (the “Merger”) at the effective time of the Merger (the “Effective Time”).

Pursuant to the Merger Agreement, at the Effective Time, each share of Company common stock, par value $0.01 per share (“Company Common Stock”) (including each outstanding preferred stock purchase right (each, a “Right”) under the Company’s Amended and Restated Rights Plan, dated as of October 28, 2008 (the “Rights Agreement”) attached to each such share), issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive (i) a cash amount equal to $6.825, plus any Make-Whole Payment (as defined below), without interest, and (ii) that number (the “Exchange Ratio”) of validly issued, fully-paid and non-assessable shares of the Buyer’s Class A common stock, par value $0.001 per share (“Buyer Common Stock”), equal to the quotient determined by dividing $6.825 (the “Target Stock Value”) by the average closing price of the Buyer Common Stock during the 20 consecutive trading days ending on the third trading day prior to the date on which the Merger is completed (the “Average Buyer Stock Price”), and rounding the result to the nearest 1/10,000 of a share of Buyer Common Stock. However, (x) if the number determined by dividing the Target Stock Value by the Average Buyer Stock Price is less than or equal to 0.229, the Exchange Ratio will be 0.229 and (y) if the number determined by dividing the Target Stock Value by the Average Buyer Stock Price is greater than or equal to 0.283, the Exchange Ratio will be 0.283 (the “Maximum Exchange Ratio”). For purposes of the Merger Agreement, “Make-Whole Payment” means (1) if, but for the limitation on the Exchange Ratio described in the foregoing sentence, the Exchange Ratio would be greater than the Maximum Exchange Ratio, an amount that is equal to the positive difference between the Target Stock Value and the product of (X) the Average Buyer Stock Price multiplied by (Y) the Exchange Ratio (such difference, the “Stock Value Shortfall”) and (2) in all other cases, $0.00, except that the Make-Whole Payment may not exceed $0.400 unless otherwise agreed to by the Buyer in writing.

If the Exchange Ratio were calculated as if March 15, 2013 were the third trading day prior to the Effective Time, each outstanding share of Company Common Stock would be converted pursuant to the Merger into the right to receive (a) $6.825 in cash and (b) approximately 0.240 shares of Buyer Common Stock.

Pursuant to the Merger Agreement, at the Effective Time, each Company stock option that is outstanding and unexercised immediately prior to the Effective Time will be cancelled as of immediately prior to the Effective Time and each equity incentive plan of the Company will be terminated as of immediately prior to the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, all outstanding restricted stock awards, restricted stock units, performance share awards, stock appreciation rights and other equity instruments (excluding Company stock options) will vest in full in accordance with their terms and will automatically be converted into the right to receive the merger consideration described above, less, in the case of stock appreciation rights, the applicable exercise price.

The Merger is intended to qualify as a reorganization for U.S. federal income tax purposes.

The Merger Agreement contains customary representations, warranties and covenants of the Buyer and the Company including, among others, covenants (i) to use commercially reasonable efforts to conduct their respective businesses in the ordinary course of business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in specified types of transactions during such period, and (iii) in the case of the Company, not to solicit proposals or engage in discussions relating to alternative acquisition proposals or change the recommendation of the Company’s board of directors to the Company’s stockholders regarding the Merger, in each case except as otherwise permitted by the Merger Agreement, including in connection with the compliance by the Company’s board of directors with its fiduciary duties under applicable law.

The obligation of each of the Buyer and the Company to consummate the Merger is subject to the satisfaction or waiver of customary conditions, including (i) requisite approvals of the stockholders of the Buyer and the Company, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the declaration by the Securities and Exchange Commission (the “SEC”) of the effectiveness of the registration statement relating to the shares of Buyer Common Stock to be issued to Company stockholders pursuant to the Merger Agreement, (iv) the absence of any law or order prohibiting the consummation of the Merger, and (v) the absence of any material adverse effect with respect to the other party since December 31, 2012.

In addition, each party’s obligation to consummate the Merger is subject to other customary conditions, including (i) the accuracy of the representations and warranties of the other party, subject to an overall material adverse effect qualification, (ii) material compliance by the other party with its covenants under the Merger Agreement, and (iii) the delivery of customary opinions of counsel to the Buyer and the Company that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The board of directors of each of the Buyer and the Company has unanimously approved the Merger and the Merger Agreement and adopted resolutions recommending the requisite stockholder approval for completion of the Merger. Each of the Buyer and the Company has agreed to hold a stockholders’ meeting to submit these matters to its stockholders for their consideration.

The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual written consent of the Company and the Buyer; (ii) by the Company or the Buyer, if the Merger is not consummated on or before September 30, 2013; (iii) by the Company or the Buyer, if a governmental restraint prevents the consummation of the Merger; (iv) by the Company or the Buyer, if the requisite shareholder approvals have not been obtained; (v) by the Buyer, if the

Company’s Board of Directors changes its recommendation regarding the Merger or approves or recommends an alternative transaction; (vi) by the Company, if the Company receives a superior proposal; (vii) by either the Company or the Buyer upon the other party’s uncured material breach of any representation, warranty or obligation under the Merger Agreement; or (viii) by the Company, if the Average Buyer Stock Price calculated as of any date is less than $22.704 and the Buyer fails to confirm that the Make-Whole Payment will be equal to the Stock Value Shortfall (notwithstanding the cap on the Make-Whole Payment otherwise provided in the Merger Agreement). If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay the Buyer a termination fee of approximately $10.6 million.

Under the Merger Agreement, the Buyer will elect Joseph P. Caruso, the Company’s Chief Executive Officer and Chairman, as Vice Chairman of the Buyer’s board of directors and as President of the Buyer, effective as of the Effective Time.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Stockholder Agreements

In connection with the Merger Agreement, (i) each of the Company’s directors and executive officers (and their respective affiliates) executed a Company Stockholder Agreement with the Buyer (collectively, the “Company Stockholder Agreements”) and (ii) each of the Buyer’s directors and executive officers (and their respective affiliates) executed a Buyer Stockholder Agreement with the Company (collectively, the “Buyer Stockholder Agreements” and, collectively with the Company Stockholder Agreements, the “Stockholder Agreements”). Each Stockholder Agreement (a) requires the applicable stockholder to vote in favor of (and to grant a proxy to the counterparty to vote in favor of), in the case of Buyer stockholders, the issuance of Buyer Common Stock pursuant to the Merger and, in the case of Company stockholders, adoption of the Merger Agreement, and to vote against the approval or adoption of any alternative acquisition proposal and (b) prohibits the applicable stockholder from transferring such stockholder’s shares of Company Common Stock or Buyer Common Stock, as applicable, prior to the occurrence of the applicable stockholders’ meeting to be held in connection with the Merger, subject to specified exceptions.

The foregoing descriptions of the Company Stockholder Agreements and the Buyer Stockholder Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of the forms of Company Stockholder Agreement and Buyer Stockholder Agreement, which are filed as Exhibit 10.1 hereto and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Amendment of Rights Agreement

The disclosure in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01. American Stock Transfer & Trust Company, LLC (the “Rights Agent”) is the transfer agent for the Company Common Stock.

Item 3.03.	Material Modification of Rights of Security Holders.

On March 17, 2013, prior to the execution of the Merger Agreement, the Company entered into with the Rights Agent Amendment No. 1 to the Rights Agreement (the “Rights Amendment”) to, among other things, (i) render the Rights inapplicable to the Merger and the other transactions contemplated by the Merger Agreement, (ii) effectuate the conversion as of the Effective Time of the Rights into merger consideration in accordance with the terms of the Merger Agreement, and (iii) cause Section 11 and Section 12 of the Rights Agreement to become null and void as of the Effective Time.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rights Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the execution of the Merger Agreement, the Company entered into with Joseph P. Caruso, the Chairman of the Company’s Board of Directors and the Company’s Chief Executive Officer, an amendment to the Company’s employment agreement with Mr. Caruso (the “Employment Agreement Amendment”). The Employment Agreement Amendment, which will become effective upon the occurrence of the Effective Time, provides for (among other things) payment by the Company of 110% of Mr. Caruso’s “Retention Bonus,” with (i) the “Retention Bonus” being equal to the sum of (a) three times Mr. Caruso’s annual compensation (including 2013 salary and last paid bonus in March 2012 for work in 2011), plus (b) a pro rata portion of his bonus payable with respect to 2013, (ii) an amount equal to 75% of the Retention Bonus being payable within ten days after the Effective Time, (iii) an amount equal to 35% of the Retention Bonus being payable one day prior to the first anniversary of the Effective Time, and (iv) the Company being obligated to pay a gross-up payment to Mr. Caruso if he becomes subject to certain taxes under Section 409A of the Internal Revenue Code.

Also in connection with the Merger Agreement, the Company entered into with Paul S. Weiner, the Company’s Chief Financial Officer and Treasurer, a letter agreement (the “Letter Agreement”) that (among other things) will become effective upon the Effective Time and amends Mr. Weiner’s existing employment agreement with the Company to (i) provide that amounts payable to Mr. Weiner upon a change of control of the Company will be paid within 10 days after the Effective Time, (ii) obligate the Company to pay a gross-up payment to Mr. Weiner if he becomes subject to certain taxes under Section 409A of the Internal Revenue Code, and (iii) narrow the scope of the restrictive covenants applicable to Mr. Weiner.

The foregoing descriptions of the Employment Agreement Amendment and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Employment Agreement Amendment and the Letter Agreement, copies of which are attached as Exhibits 10.3 and 10.4 hereto, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On March 18, 2013, the Company and the Buyer issued a joint press release announcing the execution of the Merger Agreement. The joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Also on March 18, 2013, the Company and the Buyer held a joint conference call with investors, analysts and other interested parties to provide supplemental information regarding the proposed transaction. A transcript of the conference call is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

In addition, the Company is filing as Exhibit 99.3 attached hereto slides, which are incorporated herein by reference, that the Company anticipates making available on its website and using in connection with discussing the Merger with investors, analysts, employees and other interested parties.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SPECIAL NOTE REGARDING THE MERGER AGREEMENT, THE STOCKHOLDER AGREEMENTS AND THE RIGHTS AMENDMENT

Each of the Merger Agreement, the Stockholder Agreements and the Rights Amendment contains customary representations, warranties, covenants and other terms, provisions and conditions that the Company and the other party or parties to such agreement made to each other as of specific dates. The assertions embodied in those terms, provisions and conditions were made solely for purposes of the applicable agreement, and may be subject to important qualifications and limitations agreed to by the Company and the other party or parties to the applicable agreement in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company and the other party or parties to the applicable agreement rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Buyer plans to file with the SEC a Registration Statement on Form S-4 in connection with the Merger and the Buyer and the Company plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the Merger. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about the Buyer, the Company, the Merger and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by the Buyer and the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from the Buyer by contacting (800) 886-2966 or investor@cynosure.com, or from the Company by contacting its Investor Relations Department at (781) 993-2411 or ir@palomarmedical.com.

The Buyer and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the Merger and the other transactions contemplated by the Merger Agreement. Information regarding the Buyer’s directors and executive officers is contained in the Buyer’s proxy statement dated March 30, 2012, which is filed with the SEC. As of March 15, 2013, the Buyer’s directors and executive officers beneficially owned approximately 2.86 million shares, or 17.7%, of the shares of Buyer Common Stock outstanding as of that date. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement dated April 4, 2012, which is filed with the SEC. As of March 15, 2013, the Company’s directors and executive officers beneficially owned approximately 2.7 million shares, or 13.6%, of the shares of Company Common Stock outstanding as of such date. In addition, Messrs. Caruso and Weiner have entered into with the Company the Employment Agreement Amended and the Letter Agreement, respectively, which will become effective at the Effective Time, and Mr. Caruso has entered into with the Buyer a new employment agreement, which will become effective at the Effective Time and will provide for, among other things, (i) a three-year term of employment with the Buyer, subject to two-year extension terms (unless either party terminates the agreement at least 12 months prior to the end of the then-current term), (ii) an initial annual base salary of $465,000, (iii) a target performance bonus for 2013 and subsequent years that is between the target performance bonus established for the Buyer’s Chief Executive Officer and Chief Financial Officer, and (iv) certain benefits upon a termination of employment by the Buyer without “cause” (which may occur only after the first 12 months of the initial term), by Mr. Caruso for “good reason” or by either party following a “change of control” (each as defined in the new employment agreement). A more complete description of these arrangements will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding the anticipated timing of filings and approvals relating to the Merger; the expected timing of the completion of the Merger; the ability of the Buyer and the Company to complete the Merger considering the various conditions to the closing of the Merger; the tax-free nature of the Merger; any expectation or belief; and any assumptions underlying any of the foregoing constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would,” or similar words) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of the Merger; the risk that the Merger will not be completed; the risk that competing offers will be made for the Company; the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the closing of the Merger or that other conditions to the closing of the Merger may not be satisfied or waived; the effects of disruption from the Merger making it more difficult to maintain relationships with employees, licensees, customers, suppliers or other business partners or governmental entities; the ability of the Buyer to successfully integrate the Company’s operations and employees; the ability to realize anticipated synergies and cost savings; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and the other factors described in the Buyer’s and the Company’s Annual Reports on Form 10-K for the year ended December 31, 2012 and their most recent Quarterly Reports on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

Date: March 18, 2013	By:	/s/ Joseph P. Caruso

	Name:	Joseph P. Caruso

	Title:	President, Chief Executive Officer, and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger, dated as of March 17, 2013, among the Company, the Buyer and Commander Acquisition Corp.

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of March 17, 2013, between the Company and the Rights Agent

10.1	Form of Company Stockholder Agreement

10.2	Form of Buyer Stockholder Agreement

10.3	Amendment to Employment Agreement, dated as of March 17, 2013, between the Company and Joseph P. Caruso

10.4	Letter Agreement, dated as of March 17, 2013, between the Company and Paul S. Weiner

99.1	Joint Press Release issued by the Company and the Buyer on March 18, 2013

99.2	Transcript of Conference Call with Investors and Analysts, dated March 18, 2013

99.3	Investor Presentation Slides, dated March 18, 2013

(1)	Schedules to this Exhibit have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.